UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2013

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 East First Street

Rufus, OR 97050

(Address of principal executive offices, including zip code)

(541) 739-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Auscrete Corporation is filing this Amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2013, for the sole purpose of amending the disclosures in the statements of Item 4.01 and providing clarity.

Item 4.01. Changes in Registrant’s Auditor

On July 22, 2013, the Company engaged Anton and Chia, LLP, of Newport Beach, CA as its Auditors. commencing with the audit for the fiscal year ended December 31, 2012. The decision to engage these independent auditors was approved by the Board of Directors of the Company.

Previous auditor for the company, Lenning and Company, Inc. audited the Company's financial statements for the years ended December 31, 2010 and 2011, prior to the company becoming Effective with the SEC. Lenning and Company, Inc, resigned as the Company's Auditors on August 1, 2012. Lenning and Co. do not audit public companies upon becoming Effective.

At no time during the reports for the two fiscal years, December 31, 2010 and 2011, and through to the the date of their resignation were there any disagreements with Lenning and Company, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lenning and Company, Inc. would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Exhibit No. Description

16.1 Letter dated March 25, 2014 from Lenning and Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: March 25, 2014	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO